August 24, 1998


Continental Managed Pharmacy Services, Inc.
Continental Pharmacy, Inc.
Preferred RX, Inc.
Automated Scripts, Inc.
Valley Physicians Services, Inc.
1400 E. Schaaf Road
Brooklyn Heights, OH 44131

Gentlemen:

     Reference is hereby made to that certain letter agreement dated January 24, 1995, as amended and supplemented by that certain Additional Credit Agreement dated January 23, 1996 and that certain letter agreement dated January 28, 1997 (collectively, the "Agreement"), by and between the Bank and the Borrower. Terms used but not otherwise defined in this letter agreement shall have the meanings given to such terms in the Agreement and the Loan Documents.

     On January 27, 1998, Borrower entered into an Agreement and Plan of Merger with CMP Acquisition Corp. ("CMP"), a wholly-owned subsidiary of MIM Corporation, a Delaware corporation ("MIM"), upon the consummation of which Borrower shall survive as a wholly-owned subsidiary of MIM and the separate corporate existence of CMP will terminate (the "Merger"). The Bank has consented to the Merger by delivery to Borrower of that Letter of Consent dated the date hereof.

     Borrower has requested that (i) the interest rate on that certain Second Amended and Restated Master Revolving Note for $6,500,000 dated as of April 9, 1997 from Borrower to Bank be amended and restated to provide that the per annum rate of interest prior to a Default shall be reduced from a per annum rate of the Bank's "prime rate" plus .75%, to an amount equal to the Bank's "prime rate" as it is from time to time in effect; (ii) the guaranty from Michael R. Erlenbach, dated January 24, 1995, as reaffirmed on January 24, 1996 and January 28, 1997 (collectively, the "Guaranty"), which Guaranty guarantees the payment of all Indebtedness to the Bank when due, up to an aggregate amount of $1,000,000, be terminated and replaced with an unlimited Guaranty from MIM to Bank; (iii) Bank accept, in lieu of annual audited financial statements of Borrower, annual audited consolidated financial statements of MIM, together with unaudited, certified financial statements of Borrower; (iv) instead of thirty
(30) days, Bank accept the quarterly financial statements of Borrower forty-five
(45) days after the close of the applicable quarter; and (v) Bank acknowledge the existence of certain indebtedness and liens and waive any and all prior, current and future rights it may have as a result of the existence thereof.

Continental Managed Pharmacy Services, Inc.
August 24, 1998
Page 2


     Subject to the conditions set forth below, Bank is willing to grant such amendments upon the following terms and conditions:

1. That the Borrower covenants and agrees that so long as any Liabilities remain outstanding, Borrower shall not:

     (a) Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any indebtedness, other than (i) the Indebtedness,
          (ii) indebtedness in respect of taxes, assessments and governmental charges which at the time are not yet due and payable or the amount or validity of which is currently being contested in good faith by appropriate proceedings and for which adequate reserves in conformity with generally accepted accounting principles ("GAAP") have been taken; and (iii) indebtedness incurred with respect to purchases of goods, equipment, services and inventory arising in the ordinary course of business.

     (b) Purchase or otherwise acquire, whether in one or a series of transactions, all or a substantial portion of the business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any person or all or a substantial portion of the capital stock of, or other ownership interest in any other person, nor merge or consolidate or amalgamate with any other person or take any other action having a similar effect, nor enter into any joint venture or similar arrangement with any other person except CMP.

     (c) Sell, lease, license, transfer, assign or otherwise dispose of all or a material portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than inventory sold in the ordinary course of business upon customary credit terms.

     (d) Make any substantial change in the nature of its business from that engaged in on the date of this letter agreement or engage in any other businesses other than those in which it is engaged on the date of this letter agreement.

     (e) Make, pay, declare or authorize any dividend, payment or distribution in respect of any class of its capital stock or make any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any shares of its capital stock.

     (f) Purchase or otherwise acquire any capital stock of or other ownership interest in, or debt securities of or other evidences of indebtedness of, any other person; nor make

Continental Managed Pharmacy Services, Inc.
August 24, 1998
Page 3


          any loan or advance of any of its funds or property or make any other extension of credit to, or make any investment or acquire any interest whatsoever, in, any other person; nor incur any contingent liability; nor permit any subsidiary or related company subject to Borrower's control (collectively, "Affiliate"), to do any of the foregoing, other than (i) extensions of trade credit made in the ordinary course of business on customary credit terms, and (ii) commercial paper of any United States issuer having the highest rating then given by Moody's Investors Service, Inc., or Standard & Poor's Corporation, direct obligations of and obligations fully guaranteed by the United States of America or any agency or instrumentality thereof or certificates of deposit of any commercial bank which is a member of the Federal Reserve System and which has capital surplus and undivided profit (as shown on its most recently published statement of financial condition) aggregating not less than $100,000,000.

     (g) Make, or suffer to be made by any Affiliate, any dispositions of money, including revenues and rights thereto, other than as contemplated in this letter agreement, the Agreement and the Loan Documents, to any other person other than in the ordinary course of business pursuant to an arm's length transaction.

     (h) Enter into, become a party to, or become liable in respect of, any contract or undertaking with any related entity or Affiliate except in the ordinary course of business and on terms not less favorable to the Borrower or such related entity or Affiliate, other than those which could be obtained if such contract or undertaking were an arm's length transaction with a person other than the related company.

     (i) Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any contingent liabilities other than any guarantees in favor of the Bank as requested by the Bank.

     (j) Make any optional payment, prepayment or redemption of any debt subordinate to the Indebtedness ("Subordinated Debt"), nor amend or modify, or consent or agree to any amendment or modification, which would shorten any maturity or increase the amount of any payment of principal or increase the rate (or require earlier payment) of interest on any such Subordinated Debt, nor amend the subordination provisions of any agreement under which any such Subordinated Debt is issued or created or otherwise related thereto, nor enter into any agreement or arrangement providing for the defeasance of any such Subordinated Debt.

Continental Managed Pharmacy Services, Inc.
August 24, 1998
Page 4


     (k) Enter into any agreement with any person other than the Bank which prohibits or limits the ability of the Borrower, or any Affiliate, to create, incur, assume or suffer to exist any lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now or hereafter acquired.

     (1) Enter into any agreement containing any provision which would be violated or breached by this letter agreement or any of the transactions contemplated hereby or by performance by the Borrower of its obligations in connection therewith.

     (m) Change its fiscal year or make any significant changes (i) in accounting treatment and reporting practices except as permitted by GAAP or (ii) in tax reporting treatment except as permitted by law.

2.   That the following actions are taken:

     (a) Borrower shall execute and deliver a Third Amended and Restated Master Revolving Note in form and substance acceptable to the Bank.

     (b) MIM shall execute a guaranty in favor of the Bank in form and substance acceptable to the Bank.

     (c) Borrower shall pay to Bank the sum of $15,000 and shall pay all costs and expenses incurred by the Bank in connection with this letter agreement and any costs related thereto.

3. Bank hereby acknowledges that the indebtedness and liens represented by the UCC filings set forth on Exhibit A attached hereto presently exist and/or have existed during the term of the Agreement from and after the time indicated on Exhibit A and that such indebtedness and liens may have resulted in certain breaches by Borrower of its representations, warranties, covenants and agreements under the Agreement and Loan Documents and thereby may have given the Bank certain rights by reason of events of default under the Agreement and Loan Documents. Bank hereby waives any and all breaches by Borrower of its representations, warranties, covenants and agreements under the Agreement and Loan Documents relating to or arising from the indebtedness and liens set forth on Exhibit A which occurred prior to the date hereof ("Prior Breaches") and hereby waives any and all rights (including, without limitation, rights in connection with events of default) it may have under this letter agreement, the Agreement and Loan Documents as a result of such Prior Breaches. Bank further waives any all breaches by Borrower of its representations, warranties, covenants and agreements under this letter agreement, the Agreement and Loan Documents (as amended hereby)

Continental Managed Pharmacy Services, Inc.
August 24, 1998
Page 5


     relating to or arising from the indebtedness and liens set forth on Exhibit A which may occur on or after the date hereof ("Future Breaches") and hereby waives any and all rights (including, without limitation, rights in connection with events of default) it may have in the future under this letter agreement, the Agreement and Loan Documents as a result of such Future Breaches, provided that said indebtedness and liens are not modified in any way from and after the date hereof.

     Except as modified hereby, all of the terms and conditions of the Agreement and Loan Documents shall remain unaffected and in full force and effect.

     To confirm your acceptance of the foregoing, your affirmation of all of Borrower's Liabilities to the Bank under the Agreement and the Loan Documents, and your acknowledgment that as of the date hereto, Borrower does not have any claim, defense or set-off rights against the Bank of any nature whatsoever, whether arising in tort, contract or otherwise, please indicate with the authorized signature of Borrower as provided below.


                                        Very truly yours,

                                        COMERICA BANK

                                        By:  /s/  Timothy V. Coleman
                                             ----------------------------------
                                        Its: Assistant Vice President

Acknowledged and agreed to
this 24th day of August, 1998:


CONTINENTAL MANAGED PHARMACY
SERVICES, INC.


By:  /s/  Carl L. Jesina
     -----------------------------
Its: Vice President

Continental Managed Pharmacy Services, Inc.
August 24, 1998
Page 6


CONTINENTAL PHARMACY, INC.

By:  /s/  Carl L. Jesina
     -----------------------------
Its: President



PREFERRED RX, INC.

By:  /s/  Carl L. Jesina
     -----------------------------
Its: Vice President



AUTOMATED SCRIPTS, INC.

By:  /s/  Carl L. Jesina
     -----------------------------
Its: Vice President



VALLEY PHYSICIANS SERVICES, INC.

By:  /s/  Carl L. Jesina
     -----------------------------
Its: Vice President

                                    EXHIBIT A

                                                                          Page 1


Rank Name                          Type          Other Party       Loc    Filing Pate

 1. CONTINENTAL MANAGED PHARMAC    ORIGINAL      HEWLETT-PACKAR    OH     06-29-1994
 2. CONTINENTAL MANAGED PHARMAC    ORIGINAL      COMERICA BANK     OH     01-25-1995
 3. CONTINENTAL MANAGED PHARMAC    ORIGINAL      HEWLETT-PACKAR    OH     07-28-1994
 4. CONTINENTAL PHARMACY INC-De    AMENDMENT     BANKERS LEASIN    OH     03-04-1994
 5. CONTINENTAL PHARMACY INC-De    TERMINATIO    BANKERS LEASIN    OH     01-30-1995
 6. CONTINENTAL PHARMACY INC-De    ORIGINAL      FINANCING SYST    OH     02-16-1990
 7. CONTINENTAL PHARMACY INC-De    ORIGINAL      FIRST BANK RIC    OH     01-17-1997
 8. CONTINENTAL PHARMACY INC-De    ORIGINAL      FOX MEYER DRUG    OH     05-17-1993
 9. CONTINENTAL PHARMACY INC-De    CONTINUATI    MCKESSON CORPO    OH     03-06-1998
10. CONTINENTAL PHARMACY INC-De    ASSIGNMENT    MCKESSON CORPO    OH     10-03-1997
11. CONTINENTAL PHARMACY INC-De    ORIGINAL      NATIONAL CITY     OH     05-22-1992
12. CONTINENTAL PHARMACY INC-De    TERMINATIO    NATIONAL CITY     OH     02-14-1995
13. CONTINENTAL PHARMACY INC-De    ORIGINAL      PITNEY BOWES C    OH     06-20-1996
14. CONTINENTAL PHARMACY INC-De    ORIGINAL      SOCIETY EQUIPM    OH     07-09-1991
15. CONTINENTAL PHARMACY INC-De    ORIGINAL      TOSHIBA AMERIC    OH     12-15-1992
16. CONTINENTAL PHARMACY, INC.-    ORIGINAL      BANKERS LEASIN    OH     01-03-1994
17. CONTINENTAL PHARMACY, INC.-    ORIGINAL      BANKERS LEASIN    OH     01-03-1994
18. CONTINENTAL PHARMACY, INC.-    ORIGINAL      COMERICA BANK     OH     01-25-1995

              Copr.(C) West 1998 No Claim to Orig. U.S. Govt. Works